Exhibit 99.1

NetScout Systems Reports Financial Results for Third Quarter Fiscal Year 2013

YTD GAAP and Non-GAAP Revenue Up 15% Year-over-Year

YTD Net Income Up: 34% GAAP; 24% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--January 17, 2013--NetScout Systems, Inc. (NASDAQ: NTCT):

Q3 FY 2013
	GAAP	Non-GAAP
Revenue	$91.6 million	$92.0 million
Net income	$11.1 million	$15.3 million
Net Income per share	$0.26	$0.36

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced application and service assurance solutions, today announced financial results for its third quarter of fiscal year 2013 ended December 31, 2012.

“We are happy to report another strong quarter. As we proceed through fiscal year 2013, we are pleased to continue our double digit growth rates. Our third quarter contributed bookings growth of 20% over the same quarter last year. On a year-to-date basis we have made good progress against our goals, achieving 15% revenue growth over last year while our product revenue has grown by 22%,” said Anil Singhal, President and CEO of NetScout. “Additionally, during the quarter we further strengthened our product lineup by adding scalable packet flow switching technology with our acquisition of ONPATH Technologies, Inc. Our Unified Service Delivery Management strategy continues to resonate with our customers as we continue to deliver product enhancements and technology through acquisitions and in-house development.” Finally, Mr. Singhal said, “Based on our solid nine month results and in anticipation of executing in our fourth quarter, we are tightening our annual revenue guidance range and raising non-GAAP EPS guidance that we provided at the beginning of fiscal year 2013.”

Total GAAP revenue for the third quarter was $91.6 million; non-GAAP revenue was $92.0 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the third quarter, on a GAAP and non-GAAP basis was $52.7 million. Service revenue on a GAAP basis was $38.9 million and non-GAAP service revenue was $39.3 million.

GAAP net income for the third quarter was $11.1 million, or $0.26 per diluted share. GAAP income from operations was $17.6 million. On a non-GAAP basis, net income for the quarter was $15.3 million, or $0.36 per diluted share, and non-GAAP income from operations was $24.0 million.

Financial Highlights:

For the third quarter:

  GAAP revenue increased 10% year-over-year and increased 8% sequentially. Non-GAAP revenue increased 10% year-over-year and increased 9% sequentially.
  GAAP and non-GAAP product revenue increased 15% year-over-year and increased 14% sequentially.
  GAAP service revenue increased 4% year-over-year and increased 1% sequentially. Non-GAAP service revenue increased 5% year-over-year and increased 2% sequentially.
  GAAP operating margin was 19%, down two points from 21% a year ago and down 1 point sequentially. Non-GAAP operating margin was 26%, down three points from 29% a year ago and down two points sequentially.
  As of December 31, 2012 cash and cash equivalents and short and long-term marketable securities were $136.7 million, down $98.9 million from $235.6 million as of the end of the prior quarter due to debt retirement of $62.0 million, the acquisition of ONPATH and stock buyback activity. Since March 31, 2012 cash and securities decreased $76.8 million.

In addition:

During the quarter NetScout acquired privately held ONPATH based in Marlton, NJ, which provides scalable packet flow switching technology for high-performance networks for the aggregation and distribution of network traffic for data, voice, video testing, monitoring, performance management, and cybersecurity deployments. The acquisition of ONPATH builds on the prior acquisition of Simena, adding industry-leading ultra low latency, modular and high density network monitoring switching solutions.

Guidance:

We are reiterating fiscal year 2013 guidance for GAAP and non-GAAP revenue but narrowing it with one quarter remaining. We expect GAAP revenue to be in the range of $346 million to $351 million, while non-GAAP revenue will be in the range of $347 million to $352 million. We have narrowed GAAP net income per diluted share to be in the range of $0.92 to $0.96, and raised non-GAAP net income per share to be between $1.28 and $1.32.

For fiscal year 2013, the non-GAAP net income per diluted share expectation excludes the acquisition accounting adjustment to fair value of approximately $1.2 million for deferred revenue, forecasted share-based compensation expenses of approximately $9.7 million, estimated amortization of acquired intangible assets of approximately $7.5 million, inventory fair value adjustment of approximately $500 thousand, compensation for post combination services of approximately $2.5 million, restructuring charges of approximately $1.1 million, business development charges of approximately $1.4 million and the related impact of these adjustments on the provision for income taxes of $8.6 million.

CONFERENCE CALL INSTRUCTIONS:

NetScout invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866)701-8242 for U.S./Canada and (763)416-6912 for international callers and using conference ID: 86124564. A replay of the call will be available after 11:30 a.m. ET on January 17 for approximately one week. The number for the replay is (855)859-2056 for U.S./Canada and (404)537-3406 for international callers. The conference ID is: 86124564.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP net income includes the foregoing adjustment and also removes inventory fair value adjustments, expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to acquisitions including compensation for post-combination services and business development charges and loss on early extinguishment of debt, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 28 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 148 service providers, on over one million physical and 2,000 virtual network segments to assure the network, applications, and service delivery to their users and customers. For more information about NetScout go to www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2013, and the expected effect of the acquisition of ONPATH Technologies, Inc., constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, NetScout’s relationships with strategic partners, dependence upon broad-based acceptance of NetScout’s network performance management solutions, NetScout’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics, Fox Replay, Simena, Accanto Systems and ONPATH Technologies, and achieve operational efficiencies. For a more detailed description of the risk factors associated with NetScout, please refer to NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2013 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Revenue:
Product	$52,676	$46,005	$139,100	$113,616
Service	38,891	37,292	113,373	105,601
Total revenue	91,567	83,297	252,473	219,217

Cost of revenue:
Product	12,182	10,731	32,582	27,439
Service	6,982	6,508	20,386	19,273
Total cost of revenue	19,164	17,239	52,968	46,712

Gross profit	72,403	66,058	199,505	172,505

Operating expenses:
Research and development	15,352	13,593	44,630	36,073
Sales and marketing	30,105	27,518	86,997	81,144
General and administrative	8,539	6,564	22,071	20,135
Amortization of acquired intangible assets	846	565	2,077	1,541
Restructuring charges	(1)	372	1,065	372
Total operating expenses	54,841	48,612	156,840	139,265

Income from operations	17,562	17,446	42,665	33,240
Interest and other expense, net	(104)	(1,208)	(576)	(2,442)

Income before income tax expense	17,458	16,238	42,089	30,798
Income tax expense	6,320	6,207	16,033	11,317
Net income	$11,138	$10,031	$26,056	$19,481

Basic net income per share	$0.27	$0.24	$0.62	$0.46
Diluted net income per share	$0.26	$0.24	$0.62	$0.46
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,709	41,523	41,715	42,126
Net income per share - diluted	42,298	42,303	42,364	42,815

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011

GAAP Revenue	$91,567	$83,297	$252,473	$219,217
Deferred revenue fair value adjustment	400	118	671	158
Non-GAAP Revenue	$91,967	$83,415	$253,144	$219,375

GAAP Gross profit	$72,403	$66,058	$199,505	$172,505
Deferred revenue fair value adjustment	400	118	671	158
Inventory fair value adjustment	249	-	249	-
Shared-based compensation expense (1)	157	98	425	298
Amortization of acquired intangible assets (2)	959	1,215	3,861	3,412
Business development and integration expense (3)	-	6	-	10
Compensation for post combination services (4)	7	-	7	-
Non-GAAP Gross profit	$74,175	$67,495	$204,718	$176,383

GAAP Income from operations	$17,562	$17,446	$42,665	$33,240
Deferred revenue fair value adjustment	400	118	671	158
Inventory fair value adjustment	249	-	249	-
Shared-based compensation expense (1)	2,464	2,170	7,243	6,117
Amortization of acquired intangible assets (2)	1,805	1,780	5,938	4,953
Business development and integration expense (3)	543	1,781	1,374	3,885
Compensation for post combination services (4)	1,005	168	1,819	168
Restructuring charges	(1)	372	1,065	372
Non-GAAP Income from operations	$24,027	$23,835	$61,024	$48,893

GAAP Net income	$11,138	$10,031	$26,056	$19,481
Deferred revenue fair value adjustment	400	118	671	158
Inventory fair value adjustment	249	-	249	-
Shared-based compensation expense (1)	2,464	2,170	7,243	6,117
Amortization of acquired intangible assets (2)	1,805	1,780	5,938	4,953
Business development and integration expense (3)	543	1,780	1,374	4,253
Compensation for post combination services (4)	1,005	168	1,819	168
Restructuring charges	(1)	372	1,065	372
Loss on extinguishment of debt (5)	-	690	-	690
Income tax adjustments (6)	(2,257)	(2,299)	(6,498)	(5,598)
Non-GAAP Net income	$15,346	$14,810	$37,917	$30,594

GAAP Diluted Net income per share	$0.26	$0.24	$0.62	$0.46
Share impact of non-GAAP adjustments identified above	0.10	0.11	0.28	0.25
Non-GAAP Diluted net income per share	$0.36	$0.35	$0.90	$0.71

Shares used in computing non-GAAP diluted net income per share	42,298	42,303	42,364	42,815

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$61	$49	$176	$137
Cost of service revenue	96	49	249	161
Research and development	778	600	2,164	1,702
Sales and marketing	775	775	2,301	2,152
General and administrative	754	697	2,353	1,965
Total share-based compensation expense	$2,464	$2,170	$7,243	$6,117

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$959	$1,215	$3,861	$3,412
Operating expenses	846	565	2,077	1,541
Total amortization expense	$1,805	$1,780	$5,938	$4,953

(3) Business development and integration expense included in these amounts is as follows:
Cost of service revenue	$-	$6	$-	$10
Research and development	15	1,353	15	1,411
Sales and marketing	-	179	-	305
General and administrative	528	243	1,359	2,159
Other income (expense), net	-	(1)	-	368
Total business development and integration expense	$543	$1,780	$1,374	$4,253

(4) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	3	-	3	-
Cost of service revenue	4	-	4	-
Research and development	389	168	1,203	168
Sales and marketing	25	-	25	-
General and administrative	584	-	584	-
Total compensation for post combination services	$1,005	$168	$1,819	$168

(5) Loss on extinguishment of debt included in this amount is as follows:
Interest and other income (expense), net	$-	$690	$-	$690

(6) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(2,457)	$(2,689)	$(6,976)	$(6,350)
Discrete tax adjustment	200	390	478	752
Total income tax adjustments	$(2,257)	$(2,299)	$(6,498)	$(5,598)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31, 2012	March 31, 2012
Assets
Current assets:
Cash, cash equivalents and marketable securities	$126,160	$196,872
Accounts receivable, net	61,908	69,795
Inventories	7,427	8,021
Prepaid expenses and other current assets	24,046	14,999

Total current assets	219,541	289,687

Fixed assets, net	18,077	16,457
Goodwill and intangible assets, net	268,684	225,069
Deferred income taxes	11,755	17,892
Long-term marketable securities	10,540	16,644
Other assets	3,523	2,008

Total assets	$532,120	$567,757

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,151	$7,539
Accrued compensation	29,016	23,050
Accrued other	11,628	10,009
Deferred revenue	90,567	93,493

Total current liabilities	140,362	134,091

Deferred tax liability	2,467	1,410
Other long-term liabilities	4,414	7,175
Accrued long-term retirement benefits	1,818	1,990
Long-term deferred revenue	22,717	18,722
Long-term debt	-	62,000

Total liabilities	171,778	225,388

Stockholders' equity:
Common stock	49	48
Additional paid-in capital	248,694	237,289
Accumulated other comprehensive income	1,450	212
Treasury stock, at cost	(76,759)	(56,032)
Retained earnings	186,908	160,852

Total stockholders' equity	360,342	342,369

Total liabilities and stockholders' equity	$532,120	$567,757

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com